UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

BM Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 650 Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 327-9515

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BMTX	NYSE American LLC
Warrants to purchase Class A Common Stock	BMTX.W	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement

2021 Deposit Servicing Agreement Amendment

Reference is made to Item 1.01 of the Current Report on Form 8-K of BM Technologies, Inc. (the “Company”) dated January 4, 2021 and filed with the Securities and Exchange Commission (“SEC”) on January 8, 2021 (the “January 2021 Form 8-K”) describing that certain Deposit Processing Servicing Agreement (the “2021 Deposit Servicing Agreement”) between the Company and Customers Bank, a bank chartered under the laws of the Commonwealth of Pennsylvania (“Customers Bank”), which provides that Customers Bank will establish and maintain deposit accounts and other banking services in connection with customized products and services offered by the Company, and the Company would provide certain other related services in connection with the accounts. The initial term of that agreement was through December 31, 2022. The 2021 Deposit Servicing Agreement was filed as Exhibit 10.3 to the January 2021 Form 8-K and is incorporated herein by this reference.

Reference also is made to Item 1.01 of the Company’s Current Report on Form 8-K dated November 8, 2022 and filed with the SEC on November 8, 2022 (the “November 2022 Form 8-K”) describing Amendment No. 1 to the 2021 Deposit Servicing Agreement (“DSA Amendment No. 1”), which, among other things, extended the termination date of the 2021 Deposit Servicing Agreement for six months from December 31, 2022. DSA Amendment No. 1 was filed as Exhibit 10.1 to the November 2022 Form 8-K and is incorporated herein by this reference.

On March 22, 2023, the Company and Customers Bank entered into Amendment No. 2 to the 2021 Deposit Servicing Agreement (“DSA Amendment No. 2”). DSA Amendment No. 2, among other things, extends the termination date of the 2021 Deposit Servicing Agreement until the earlier of: (i) the transfer of the Company’s serviced deposits to a Durbin Exempt (as such term is defined in the 2021 Deposit Servicing Agreement) sponsor bank; or (ii) June 30, 2024; and revises the fee structure of the 2021 Deposit Servicing Agreement. The other terms of the 2021 Deposit Servicing Agreement, as amended by DSA Amendment No. 1, remain in effect through the new termination date.

The foregoing summary of DSA Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to DSA Amendment No. 2, a copy of which will be filed with the SEC as an exhibit not later than with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Effective March 31, 2023, the 2021 Deposit Servicing Agreement will be amended as described below as a result of the Company and Customers Bank having entered into that certain Deposit Processing Services Agreement date March 22, 2023 (the “2023 CB Deposit Servicing Agreement”), which is further described below.

2023 CB Deposit Servicing Agreement

On March 22, 2023, the Company and Customers Bank entered into the 2023 CB Deposit Servicing Agreement, under which, effective March 31, 2023, the Company will perform, on behalf of Customers Bank, Customer Bank’s services, duties, and obligations under the Private Label Banking Program Agreement, dated February 24, 2017 (as amended, the “PLBPA”), by and between Customers Bank and T-Mobile USA, Inc. (“TMO”) that are not required by Applicable Law (as defined in the 2023 CB Deposit Servicing Agreement) to be provided by an FDIC insured financial institution.

The obligations of the Company and Customers Bank under the 2023 CB Deposit Servicing Agreement are similar those under the 2021 Deposit Servicing Agreement; provided, however, that: (i) as of March 31, 2023, the 2023 CB Deposit Servicing Agreement and not the 2021 Servicing Agreement shall govern the terms, conditions, roles, responsibilities, duties, and obligations of the Company and Customers Bank with respect to the PLBPA and the Depositor Accounts (as defined in the 2023 CB Deposit Servicing Agreement); (ii) the 2021 Deposit Servicing Agreement is amended to the extent necessary or advisable to effect the same, including, without limitation, such that “Depositor” under the 2021 Deposit Servicing Agreement shall not include any TMO Customer (as defined in the PLBPA); and (iii) there is a different fee structure under the 2023 CB Deposit Servicing Agreement from that set forth in the 2021 Deposit Servicing Agreement.

The initial term of the 2023 CB Deposit Servicing Agreement continues until February 24, 2025, and will automatically renew for additional one year terms unless either party gives written notice of nonrenewal at least 180 days prior to the expiration of the then-current term. The 2023 CB Deposit Servicing Agreement may be terminated early by either party upon material breach, upon notice of an uncured objection from a regulatory authority, or by the Company upon 120 days’ written notice upon the satisfaction of certain conditions. As compensation, Customers Bank will retain any and all revenue generated from the funds held in the deposit accounts, and Customers Bank will pay the Company monthly servicing fees set forth in the 2023 CB Deposit Servicing Agreement. In addition, the Company will have the right to retain all revenue generated by or from the Depositor Accounts (as defined in the 2023 CB Deposit Servicing Agreement), including, but not limited to, fees and all other miscellaneous revenues. The Company also shall retain all fees (including without limitation interchange fees), and charges generated by its ATMs and from its payment processing services. The Company acknowledges and agrees that it will be solely liable for any and all fees, expenses, costs, reimbursements, and other amounts that are or may become due and payable under the PLBPA, including, without limitation, any Durbin-Exempt Interchange (as defined in the 2023 CB Deposit Servicing Agreement) fees payable to TMO under the PLBPA. Customers Bank may set off any and all PLBPA Amounts against any compensation payable to the Company under the 2023 CB Deposit Servicing Agreement.

The foregoing description of the 2023 CB Deposit Servicing Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the 2023 CB Deposit Servicing Agreement, a copy of which will be filed with the SEC as an exhibit not later than with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

2023 FCB Deposit Servicing Agreement

On March 16, 2023, the Company entered into that certain Deposit Servicing Agreement (the “2023 FCB Deposit Servicing Agreement”) with First Carolina Bank, a North Carolina chartered, non-member community bank (“FCB”), which provides that FCB will establish and maintain deposit accounts and other banking services in connection with customized products and services offered by the Company to its higher education clients, and the Company would provide certain other related services in connection with the accounts.

Under the 2023 FCB Deposit Servicing Agreement, the Company is required to reimburse FCB its direct costs to operate the Depositor Program (as defined in the 2023 FCB Deposit Servicing Agreement) including: any fees charged by the Federal Reserve Bank, ACH, wire, and other processing and transmission fees, data processing (FIS) expenses (including Depositor Program implementation fees), Network assessment fees (net of any rebates or incentives), check processing fees, ATM fees, and any other fees arising from the flow of funds to and from FCB related to Depositor Accounts; provided that the Company will shall not be responsible for audit and regulatory fees with respect to the Depositor Program or for Federal Reserve Bank or Network fees related to Depositor Accounts.

The initial term of the 2023 FCB Deposit Servicing Agreement is for four years from March 16, 2023 and will automatically renew for additional two year terms unless either party gives written notice of nonrenewal at least 120 days prior to the expiration of the then-current term. The 2023 FCB Deposit Servicing Agreement may be terminated early by either party upon material breach, by either party upon notice that the continuation of the Depositor Program violates Applicable Law or Network Rules (as defined in the 2023 FCB Deposit Servicing Agreement); by FCB if a regulatory authority determined that the performance of its obligations under the 2023 FCB Deposit Servicing Agreement was not consistent with safe and sound banking practices; by either party upon the other party commencing or being subject to certain bankruptcy proceedings; by the Company should it experience a Change in Control on or after March 16, 2026; and by either party should the required regulatory approvals not be obtained on or before July 15, 2023.

The foregoing description of the 2023 FCB Deposit Servicing Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the 2023 FCB Deposit Servicing Agreement, a copy of which will be filed with the SEC as an exhibit not later than with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Item 7.01. Regulation FD Information.

On March 22, 2023, the Company issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits. See Exhibit Index set forth below for a list of the exhibits filed or furnished with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 22, 2023 (furnished only)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: March 22, 2023	By:	/s/ Luvleen Sidhu
Luvleen Sidhu
Chief Executive Officer

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